Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under U.S. Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed herein), and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended June 30, 2026. The Company may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this supplemental that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes, including the effects of tariffs and changes in global trade policies, on the overall state of the economy and on our and our tenants' business and operations and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 22.

i	Supplemental - Quarter Ended June 30, 2026

Introductory Notes
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account, x.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii	Supplemental - Quarter Ended June 30, 2026

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2026 Second Quarter Results
DOWNERS GROVE, IL – August 3, 2026 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the quarter ended June 30, 2026. For the three months ended June 30, 2026 and 2025, the Company reported Net Income of $1.4 million, or $0.02 per diluted share, and $95.9 million, or $1.23 per diluted share, respectively. For the six months ended June 30, 2026 and 2025, the Company reported Net Income of $6.6 million, or $0.08 per diluted share, and $102.7 million, or $1.31 per diluted share, respectively.
Second Quarter 2026 Highlights:
•Nareit FFO of $0.50 per diluted share
•Core FFO of $0.48 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 4.1%
•Leased Occupancy as of June 30, 2026 of 96.2%
•Executed 76 leases totaling approximately 464,000 square feet of GLA, of which 377,000 square feet was executed at a blended comparable lease spread of 8.5%
•Acquired three properties, totaling approximately 286,000 square feet, for an aggregate purchase price of $132.6 million
•Completed the private placement of $250.0 million of senior notes
“Our second quarter results reflect the strength of the InvenTrust platform, with Same Property NOI growth accelerating to 4.1% and healthy leasing activity across our markets,” said DJ Busch, President and Chief Executive Officer of InvenTrust. “We also had a very productive first half of 2026 on the acquisition front, closing on five properties for approximately $252 million and expanding our presence in core and complementary emerging Sun Belt markets. These investments enhance the quality of the portfolio, deepen our exposure to attractive growth markets, and support our ability to create long-term value for our shareholders.”
NET INCOME
•Net Income for the three months ended June 30, 2026 was $1.4 million, or $0.02 per diluted share, compared to $95.9 million, or $1.23 per diluted share, for the same period in 2025.
•Net Income for the six months ended June 30, 2026 was $6.6 million, or $0.08 per diluted share, compared to $102.7 million, or $1.31 per diluted share, for the same period in 2025.
NAREIT FFO
•Nareit FFO for the three months ended June 30, 2026 was $39.8 million, or $0.50 per diluted share, compared to $35.5 million, or $0.45 per diluted share, for the same period in 2025.
•Nareit FFO for the six months ended June 30, 2026 was $81.1 million, or $1.03 per diluted share, compared to $72.6 million, or $0.93 per diluted share, for the same period in 2025.

iii	Supplemental - Quarter Ended June 30, 2026

CORE FFO
•Core FFO for the three months ended June 30, 2026 was $38.1 million, or $0.48 per diluted share, compared to $34.3 million, or $0.44 per diluted share, for the same period in 2025.
•Core FFO for the six months ended June 30, 2026 was $76.9 million, or $0.98 per diluted share, compared to $70.6 million, or $0.90 per diluted share, for the same period in 2025.
SAME PROPERTY NOI
•Same Property NOI for the three months ended June 30, 2026 was $48.5 million, a 4.1% increase, compared to the same period in 2025.
•Same Property NOI for the six months ended June 30, 2026 was $97.2 million, a 3.3% increase, compared to the same period in 2025.
DIVIDEND
•For the quarter ended June 30, 2026, the Board of Directors declared a quarterly cash distribution of $0.25 per share, paid on July 15, 2026.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of June 30, 2026, the Company’s Leased Occupancy was 96.2%.
◦Anchor Leased Occupancy was 98.1% and Small Shop Leased Occupancy was 93.2%. Anchor Leased Occupancy decreased 40 basis points and Small Shop Leased Occupancy increased 30 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 160 basis points, which equates to approximately $5.6 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the second quarter were 8.5%.
•Annualized Base Rent (“ABR”) per square foot (“PSF”) as of June 30, 2026 was $20.94, an increase of 3.8% compared to the same period in 2025. Anchor Tenant ABR PSF was $13.22 and Small Shop Tenant ABR PSF was $34.26 as of June 30, 2026.
•During the second quarter, the Company completed the following acquisitions using available liquidity:
◦On May 8, 2026, the Company acquired 3609 South, a 29,000 square foot unanchored neighborhood center in Charlotte, North Carolina, for a gross acquisition price of $16.6 million.
◦On June 17, 2026, the Company acquired Sweetgrass Corner, a 95,000 square foot community center anchored by Trader Joe’s in Charleston, South Carolina, for a gross acquisition price of $51.0 million.
◦On June 18, 2026, the Company acquired Western Plaza, a 162,000 square foot community center anchored by The Fresh Market in Knoxville, Tennessee, for a gross acquisition price of $65.0 million.

iv	Supplemental - Quarter Ended June 30, 2026

LIQUIDITY AND CAPITAL STRUCTURE
•On June 29, 2026, the Company issued $250 million of senior notes in a private placement, consisting of $50 million at 5.09% due June 29, 2029, $100 million at 5.32% due June 29, 2031, and $100 million at 5.60% due June 29, 2033.
•InvenTrust had $489.3 million of total liquidity, as of June 30, 2026, comprised of $64.3 million of cash and cash equivalents and $425.0 million of availability under its Revolving Credit Facility.
•InvenTrust has no debt maturing in 2026 and $26.0 million of debt maturing in 2027.
•The Company's weighted average interest rate on its debt as of June 30, 2026 was 4.36% and the weighted average remaining term was 4.3 years.
SUBSEQUENT EVENTS
•On July 1, 2026, the Company acquired New Garden Crossing, a 169,000 square foot community center anchored by Lowes Foods, in Greensboro, North Carolina, for a gross acquisition price of $34.0 million. The Company completed the transaction using available liquidity.

v	Supplemental - Quarter Ended June 30, 2026

2026 GUIDANCE
InvenTrust has updated its 2026 guidance, as summarized in the following table.

(Unaudited, dollars in thousands, except per share amounts)	Current (1) (2)			Previous
Net Income per diluted share	$0.12	—	$0.18	$0.10	—	$0.16
Nareit FFO per diluted share	$2.01	—	$2.07	$2.00	—	$2.06
Core FFO per diluted share (3)	$1.92	—	$1.96	$1.92	—	$1.96
Same Property NOI (“SPNOI”) Growth	3.25%	—	4.25%	3.25%	—	4.25%
General and administrative	$35,750	—	$36,750	$35,750	—	$36,750
Interest expense, net (4)	~ $45,000			~ $44,000
Net investment activity (5)	~ $300,000			~ $300,000
(1)The Company’s 2026 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to anticipated acquisitions.
(2)The Company’s 2026 guidance includes an expectation of uncollectibility, reflected as 30-70 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, straight-line rent adjustments, gains or losses on debt transactions, amortization of debt discounts and financing costs, accretion of finance lease liability, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, accretion of finance lease liability, and expected interest income of approximately $0.5 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's 2026 guidance incorporates several other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table reconciles the range of the Company's 2026 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.12	$0.18
Depreciation and amortization of real estate assets	1.89	1.89
Nareit FFO per diluted share	2.01	2.07
Amortization of market-lease intangibles and inducements, net	(0.08)	(0.08)
Straight-line rent adjustments, net	(0.06)	(0.07)
Amortization of debt discounts and financing costs	0.04	0.04
Depreciation and amortization of corporate assets	0.01	0.01
Non-operating income and expense, net	—	(0.01)
Core FFO per diluted share	$1.92	$1.96

This earnings release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

vi	Supplemental - Quarter Ended June 30, 2026

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
Financial Results

Net income	$1,369	$95,942	$6,553	$102,734
Net income per common share - basic	0.02	1.24	0.08	1.32
Net income per common share - diluted	0.02	1.23	0.08	1.31

Same Property NOI (page 6)	48,509	46,594	97,195	94,052
Same Property NOI growth	4.1%		3.3%

Nareit FFO (page 7)	39,764	35,484	81,059	72,642
Nareit FFO per diluted share	0.50	0.45	1.03	0.93

Core FFO (page 7)	38,110	34,336	76,862	70,565
Core FFO per diluted share	0.48	0.44	0.98	0.90

Adjusted EBITDA (page 7)	48,654	42,154	96,755	86,158

Distributions declared per common share	0.25	0.24	0.50	0.48

Aggregate distributions declared (as a % of Core FFO)	51.1%	53.7%	50.7%	52.3%

	As of June 30, 2026	As of December 31, 2025	As of December 31, 2024
Capital Information
Shares outstanding	77,966,461	77,691,533	77,450,794
Net Debt	$1,030,494	$790,908	$653,020

Debt Metrics (trailing 12 months)
Adjusted EBITDA	$185,798	$175,201	$158,009
Net Debt-to-Adjusted EBITDA	5.5x	4.5x	4.1x
Fixed charge coverage	5.3x	5.4x	4.5x
Net debt to real estate assets, excl property acc depr.	31.9%	26.3%	23.0%
Net debt to total assets, excl property acc depr.	28.6%	23.9%	20.7%

Debt Metrics (current quarter annualized)
Adjusted EBITDA	$194,616	$176,052	$165,528
Net Debt-to-Adjusted EBITDA	5.3x	4.5x	3.9x

Distributions Paid Per Share		Liquidity and Credit Facility
Q2 2026	$0.2500	Cash and cash equivalents	$64,302
Q1 2026	$0.2377	Available under revolving credit facility	425,000
Q4 2025	$0.2377	Total	$489,302
Q3 2025	$0.2377

	Same Property		Same Property		Total
	Three months ended June 30		Six months ended June 30		Six months ended June 30
	2026	2025	2026	2025	2026	2025
Portfolio Metrics
No. of properties	63	63	63	63	78	67
GLA (square feet)	10,243	10,225	10,243	10,225	12,278	10,556
Economic Occupancy	94.7%	95.5%	94.7%	95.5%	94.6%	95.5%
Leased Occupancy	96.0%	97.3%	96.0%	97.3%	96.2%	97.3%
ABR PSF	$20.61	$20.14	$20.61	$20.14	$20.94	$20.18

1	Supplemental - Quarter Ended June 30, 2026

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	June 30, 2026	December 31, 2025
Assets	(unaudited)
Investment properties
Land	$745,227	$702,147
Building and other improvements	2,472,966	2,295,852
Construction in progress	12,417	7,473
Total	3,230,610	3,005,472
Less accumulated depreciation	(570,912)	(525,830)
Net investment properties	2,659,698	2,479,642
Cash, cash equivalents, and restricted cash	74,904	40,518
Intangible assets, net	217,591	193,963
Accounts and rents receivable	39,631	37,471
Deferred costs and other assets, net	42,631	37,053
Total assets	$3,034,455	$2,788,647

Liabilities
Debt, net	$1,094,796	$825,881
Accounts payable and accrued expenses	46,581	48,291
Distributions payable	19,492	18,450
Intangible liabilities, net	75,775	68,475
Other liabilities	32,129	33,288
Total liabilities	1,268,773	994,385
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,966,461 shares issued and outstanding as of June 30, 2026 and 77,691,533 shares issued and outstanding as of December 31, 2025	78	78
Additional paid-in capital	5,735,928	5,736,652
Distributions in excess of accumulated net income	(3,979,652)	(3,947,229)
Accumulated comprehensive income	9,328	4,761
Total stockholders' equity	1,765,682	1,794,262
Total liabilities and stockholders' equity	$3,034,455	$2,788,647

2	Supplemental - Quarter Ended June 30, 2026

Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share information, unaudited

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
Income
Lease income, net	$82,343	$73,130	$164,453	$146,519
Other property income	487	421	958	803
Total income	82,830	73,551	165,411	147,322

Operating expenses
Depreciation and amortization	38,660	30,738	75,045	61,352
Property operating	12,653	11,476	24,674	22,223
Real estate taxes	9,907	10,194	19,809	19,550
General and administrative	8,942	8,706	18,261	17,253
Total operating expenses	70,162	61,114	137,789	120,378

Other (expense) income
Interest expense, net	(11,328)	(8,346)	(21,413)	(16,668)
Gain on sale of investment properties	—	90,909	—	90,909
Other income and expense, net	29	942	344	1,549
Total other (expense) income, net	(11,299)	83,505	(21,069)	75,790

Net income	$1,369	$95,942	$6,553	$102,734

Weighted-average common shares outstanding - basic	77,955,027	77,591,538	77,944,558	77,577,831
Weighted-average common shares outstanding - diluted	78,754,271	78,292,422	78,584,774	78,226,681

Net income per common share - basic	$0.02	$1.24	$0.08	$1.32
Net income per common share - diluted	$0.02	$1.23	$0.08	$1.31

Comprehensive income
Net income	$1,369	$95,942	$6,553	$102,734
Unrealized (loss) gain on derivatives, net	(1,483)	(43)	1,355	(1,629)
Reclassification to net income	4,818	(2,293)	3,212	(4,535)
Comprehensive income	$4,704	$93,606	$11,120	$96,570

3	Supplemental - Quarter Ended June 30, 2026

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	June 30, 2026	December 31, 2025

Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$64,302	$34,973
Restricted cash	10,602	5,545
Total	$74,904	$40,518

Accounts and rents receivable
Base rent, recoveries, and other receivables	$9,605	$9,624
Straight-line rent receivables	30,026	27,847
Total	$39,631	$37,471

Deferred costs and other assets, net
Deferred leasing costs, net	$16,951	$16,240
Derivative assets	9,328	5,196
Other assets	3,535	4,741
Financing costs, net	3,220	4,342
Deferred costs, net	5,743	4,995
Operating lease right of use assets, net	1,381	1,539
Prepaid insurance premiums	2,473	—
Total	$42,631	$37,053

Other liabilities
Security deposits	$8,992	$8,661
Deferred revenues	7,248	7,574
Unearned lease income	9,510	10,207
Other liabilities	4,458	4,282
Operating lease liabilities	1,921	2,129
Derivative liabilities	—	435
Total	$32,129	$33,288

4	Supplemental - Quarter Ended June 30, 2026

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three months ended June 30		Six months ended June 30
		2026	2025	2026	2025
Income
*	Minimum base rent	$53,465	$47,158	$104,916	$94,224
*	Real estate tax recoveries	9,187	9,394	18,391	17,993
*	Common area maintenance, insurance, and other recoveries	10,434	9,110	20,772	18,509
*	Ground rent income	5,855	5,002	11,660	10,078
	Amortization of market-lease intangibles and inducements, net	1,693	1,089	3,951	1,984
*	Short-term and other lease income	966	808	2,257	2,225
	Termination fee income	31	48	833	58
	Straight-line rent adjustments, net	1,002	844	2,180	1,738
*	Provision for estimated credit losses	(290)	(323)	(507)	(290)
	Lease income, net	82,343	73,130	164,453	146,519

*	Other property income	487	421	958	803

	Total income	$82,830	$73,551	$165,411	$147,322

Operating expenses
	Depreciation and amortization	$38,660	$30,738	$75,045	$61,352

*	Repairs and maintenance	4,919	3,833	9,067	7,208
*	Payroll, benefits, and office	2,618	2,610	5,480	5,365
*	Utilities and waste removal	2,842	2,527	5,544	4,989
*	Property insurance	1,218	1,586	2,551	2,916
*	Security, legal, and other	1,056	920	2,032	1,745
	Property operating expenses	12,653	11,476	24,674	22,223

*	Real estate taxes	9,907	10,194	19,809	19,550

	General and administrative	6,831	6,659	14,050	13,102
	Stock-based compensation costs	2,812	2,718	5,613	5,484
	Capitalized direct development compensation costs	(701)	(671)	(1,402)	(1,333)
	General and administrative expense	8,942	8,706	18,261	17,253

	Total operating expenses	$70,162	$61,114	$137,789	$120,378

Interest expense, net
	Term loans, including impact of derivatives	$3,291	$3,393	$6,462	$6,713
	Senior notes	3,201	3,201	6,402	6,402
	Mortgages payable	1,258	925	2,514	1,851
	Revolving credit facility, including facility fees	2,558	281	4,166	481
	Capitalized interest	(46)	(154)	(217)	(162)
	Interest on finance lease liability	138	32	275	32
	Accretion of finance lease liability	51	11	102	11
	Amortization of debt discounts and financing costs	877	657	1,709	1,340
	Total interest expense, net	$11,328	$8,346	$21,413	$16,668

Other income and expense, net
	Interest on cash and cash equivalents	$21	$912	$219	$1,584
	Income tax expense	(144)	(140)	(291)	(276)
	Miscellaneous and settlement income	152	170	416	241
	Total other income and expense, net	$29	$942	$344	$1,549

* Component of Net Operating Income

5	Supplemental - Quarter Ended June 30, 2026

Reconciliation of Non-GAAP Measures
In thousands
Same Property NOI
The following table presents the components of Same Property NOI:

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
Income
Minimum base rent	$44,901	$43,556	$89,250	$86,740
Real estate tax recoveries	8,028	8,778	16,237	16,690
Common area maintenance, insurance, and other recoveries	8,700	8,450	17,498	17,095
Ground rent income	4,889	4,771	9,761	9,531
Short-term and other lease income	978	866	2,306	2,040
Provision for estimated credit losses	(278)	(170)	(434)	(138)
Other property income	433	406	859	754
Total income	67,651	66,657	135,477	132,712

Operating Expenses
Property operating	10,467	10,509	20,750	20,491
Real estate taxes	8,675	9,554	17,532	18,169
Total operating expenses	19,142	20,063	38,282	38,660

Same Property NOI	$48,509	$46,594	$97,195	$94,052

Same Property NOI Growth	4.1%	3.3%

Same Property Count	63	63

Net Income to Same Property NOI
The following table reconciles Net Income to Same Property NOI:

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
Net income	$1,369	$95,942	$6,553	$102,734
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(29)	(942)	(344)	(1,549)
Interest expense, net	11,328	8,346	21,413	16,668
Gain on sale of investment properties	—	(90,909)	—	(90,909)
Depreciation and amortization	38,660	30,738	75,045	61,352
General and administrative	8,942	8,706	18,261	17,253
Adjustments to NOI (a)	(2,726)	(1,981)	(6,964)	(3,780)
NOI	57,544	49,900	113,964	101,769
NOI from other investment properties	(9,035)	(3,306)	(16,769)	(7,717)
Same Property NOI	$48,509	$46,594	$97,195	$94,052
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

6	Supplemental - Quarter Ended June 30, 2026

Reconciliation of Non-GAAP Measures, continued
In thousands, except share and per share amounts
Nareit FFO and Core FFO
The following table reconciles Net Income to Nareit FFO Applicable to Common Shares and Dilutive Securities and Core FFO Applicable to Common Shares and Dilutive Securities:

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
Net income	$1,369	$95,942	$6,553	$102,734
Depreciation and amortization of real estate assets	38,395	30,451	74,506	60,817
Gain on sale of investment properties	—	(90,909)	—	(90,909)
Nareit FFO Applicable to Common Shares and Dilutive Securities	39,764	35,484	81,059	72,642
Amortization of market-lease intangibles and inducements, net	(1,693)	(1,089)	(3,951)	(1,984)
Straight-line rent adjustments, net	(1,002)	(844)	(2,180)	(1,738)
Amortization of debt discounts and financing costs	877	657	1,709	1,340
Accretion of finance lease liability	51	11	102	11
Depreciation and amortization of corporate assets	265	287	539	535
Non-operating income and expense, net (a)	(152)	(170)	(416)	(241)
Core FFO Applicable to Common Shares and Dilutive Securities	$38,110	$34,336	$76,862	$70,565

Weighted average common shares outstanding - basic	77,955,027	77,591,538	77,944,558	77,577,831
Dilutive effect of unvested restricted shares (b)	799,244	700,884	640,216	648,850
Weighted average common shares outstanding - diluted	78,754,271	78,292,422	78,584,774	78,226,681

Net income per diluted share	$0.02	$1.23	$0.08	$1.31
Nareit FFO per diluted share	$0.50	$0.45	$1.03	$0.93
Core FFO per diluted share	$0.48	$0.44	$0.98	$0.90

(a)Reflects items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(b)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA
The following table reconciles Net Income to EBITDA and Adjusted EBITDA:

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
Net income	$1,369	$95,942	$6,553	$102,734
Interest expense, net	11,328	8,346	21,413	16,668
Income tax expense	144	140	291	276
Depreciation and amortization	38,660	30,738	75,045	61,352
EBITDA	51,501	135,166	103,302	181,030
Impairment of real estate assets	—	—	—	—
Gain on sale of investment properties	—	(90,909)	—	(90,909)
Amortization of market-lease intangibles and inducements, net	(1,693)	(1,089)	(3,951)	(1,984)
Straight-line rent adjustments, net	(1,002)	(844)	(2,180)	(1,738)
Loss on debt extinguishment	—	—	—	—
Non-operating income and expense, net (a)	(152)	(170)	(416)	(241)
Adjusted EBITDA	$48,654	$42,154	$96,755	$86,158
(a)Reflects items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.

7	Supplemental - Quarter Ended June 30, 2026

Debt Allocation, Debt Payments and Maturities by Year, Covenants and Financial Leverage Ratios
In thousands
Debt Allocation

	Balance as of June 30, 2026	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$117,222	4.28%	2.5
Fixed rate unsecured debt	900,000	4.34%	4.7
Variable rate revolving credit facility	75,000	4.70%	2.5
Total secured and unsecured debt	1,092,222	4.36%	4.3
Finance lease liability	11,184
Debt discounts and financing costs, net	(8,610)
Total Debt, net	$1,094,796

Debt Payments and Maturities by Year

Maturity Year	Mortgage Payments	Mortgage Maturities	Term Loan & Senior Notes	Revolving Credit Facility	Total
Remaining 2026	$390	$—	$—	$—	$390
2027	810	26,000	—	—	26,810
2028	495	21,321	—	—	21,816
2029	449	61,750	200,000	75,000	337,199
2030	154	5,853	200,000	—	206,007
Thereafter	—	—	500,000	—	500,000
Total	2,298	114,924	900,000	75,000	1,092,222
Finance lease liability					11,184
Debt discounts and financing costs, net					(8,610)
Total					$1,094,796

Debt Covenants

		For the quarter ended
Description	Unsecured Debt Covenants	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Leverage Ratio	< 60.0%	29.2%	26.8%	24.2%	23.0%
Fixed Charge Coverage Ratio	> 1.50	5.0	5.1	5.2	5.1
Maximum Secured Recourse Debt	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	6.0	6.6	6.9	6.5
Unsecured Leverage Ratio	< 60%	28.9%	25.8%	23.0%	21.8%
Financial Leverage Ratios
The following table calculates net debt and Net Debt-to-Adjusted EBITDA:

	As of June 30	As of December 31
	2026	2025
Net Debt:
Outstanding Debt, net	$1,094,796	$825,881
Less: Cash and cash equivalents	(64,302)	(34,973)
Net Debt	$1,030,494	$790,908

Trailing 12 Months, Net Debt-to-Adjusted EBITDA
Net Debt	$1,030,494	$790,908
Adjusted EBITDA	185,798	175,201
Net Debt-to-Adjusted EBITDA	5.5x	4.5x

Current Quarter Annualized, Net Debt-to-Adjusted EBITDA
Net Debt	$1,030,494	$790,908
Adjusted EBITDA	194,616	176,052
Net Debt-to-Adjusted EBITDA	5.3x	4.5x

8	Supplemental - Quarter Ended June 30, 2026

Supplemental Detail of Debt Maturities
Unaudited, Dollars in thousands
Supplemental Detail of Debt Maturities

	Maturity	Interest Rate	Balance
Mortgages Payable
Escarpment Village	Jul-27	3.86%	$26,000
Asheville Market	Mar-28	4.92%	21,972
Daniels Marketplace	Jul-29	4.34%	30,250
Shops at Arbor Trails	Dec-29	4.12%	31,500
Plaza Escondida	May-30	4.24%	7,500
Total			117,222

Term Loan
$200.0 million 5 years	Aug-30	2.66% (a)	100,000
$200.0 million 5 years	Aug-30	2.66% (a)	100,000
$200.0 million 5.5 years	Feb-31	2.63% (b)	50,000
$200.0 million 5.5 years	Feb-31	2.69% (b)	50,000
$200.0 million 5.5 years	Feb-31	4.84% (b)	100,000
Total			400,000

Senior Notes
2022 Senior Notes
$150.0 million Series A Notes	Aug-29	5.07%	150,000
$100.0 million Series B Notes	Aug-32	5.20%	100,000

2026 Senior Notes
$50.0 million Series A Notes	Jun-29	5.09%	50,000
$100.0 million Series B Notes	Jun-31	5.32%	100,000
$100.0 million Series C Notes	Jun-33	5.60%	100,000

Total			500,000

Revolving Credit Facility
$500.0 million total capacity	Jan-29	1M SOFR + 1.05% (c)	75,000

Total secured and unsecured debt		4.36%	$1,092,222

Finance Lease Liability
West Ashley Station Ground Lease	Jan-92		11,184

Total Debt			$1,103,406
(a)Interest rates reflect the fixed rates achieved through the Company's effective interest rate swaps terminating on September 22, 2026, at which point the fixed interest rate will become 4.50%.
(b)Interest rates reflect the fixed rates achieved through the Company's effective interest rate swaps terminating on March 22, 2027, at which point the weighted average fixed interest rate will become 4.58%.
(c)As of June 30, 2026, 1-Month Term SOFR was 3.65%. An additional annual facility fee of 0.15% applies to entire revolving credit facility capacity.

9	Supplemental - Quarter Ended June 30, 2026

Interest Rate Swaps
Unaudited, Dollars in thousands
Interest Rate Swaps
As of June 30, 2026, the Company is party to five effective interest rate swap agreements:

Effective Interest Rate Swaps	Effective Date	Termination Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved (a)	Notional Amount
5.5 year Term Loan	4/3/23	3/22/27	1-Month SOFR	3.69%	4.84%	$100,000
5 year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.66%	100,000
5 year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.66%	100,000
5.5 year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.54%	2.69%	50,000
5.5 year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.48%	2.63%	50,000
						$400,000
(a)Interest rates reflect the Company's current credit spread of 1.15%.

As of June 30, 2026, the Company is party to four forward-starting interest rate swap agreements:

Forward-Starting Interest Rate Swaps	Effective Date	Termination Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved (a)	Notional Amount
5 year Term Loan	9/22/26	8/26/30	Daily SOFR	3.35%	4.50%	$100,000
5 year Term Loan	9/22/26	8/26/30	Daily SOFR	3.35%	4.50%	100,000
5.5 year Term Loan	3/22/27	2/24/31	Daily SOFR	3.42%	4.57%	100,000
5.5 year Term Loan	3/22/27	2/24/31	Daily SOFR	3.43%	4.58%	100,000
						$400,000
(a)Interest rates reflect the Company's current credit spread of 1.15%.

10	Supplemental - Quarter Ended June 30, 2026

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR PSF	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	98.0%	$34,567	$17.35	14.2%	2,094	17.1%
Atlanta, GA	10	98.1%	22,766	21.92	9.4%	1,076	8.8%
Houston-Sugar Land-Baytown, TX	6	94.8%	22,134	17.09	9.1%	1,378	11.2%
Miami-Fort Lauderdale-Miami Beach, FL	3	99.0%	21,108	24.93	8.7%	859	7.0%
Dallas-Fort Worth-Arlington, TX	7	96.9%	19,124	21.13	7.9%	941	7.7%
Charlotte-Gastonia-Concord, NC	7	97.6%	17,554	23.46	7.2%	781	6.4%
Raleigh-Cary-Durham, NC	5	96.7%	13,597	20.81	5.6%	688	5.6%
Richmond, VA	3	94.6%	12,738	17.52	5.2%	774	6.3%
Orlando-Kissimmee, FL	4	97.4%	10,633	26.87	4.4%	417	3.4%
Tampa-St. Petersburg, FL	3	86.5%	10,511	16.35	4.3%	744	6.1%
Charleston-Berkeley-Dorchester, SC	4	99.0%	10,334	27.41	4.3%	388	3.2%
San Antonio, TX	3	95.6%	9,665	28.60	4.0%	353	2.9%
Cape Coral-Fort Myers, FL	3	98.2%	7,983	21.68	3.3%	380	3.1%
Phoenix, AZ	4	98.5%	7,426	25.91	3.1%	294	2.4%
Washington D.C., MD	2	93.0%	6,249	38.16	2.6%	181	1.5%
Nashville, TN	1	98.0%	6,003	18.90	2.5%	324	2.6%
Knoxville, TN	1	98.6%	2,931	26.02	1.2%	162	1.3%
Asheville, NC	1	91.8%	2,437	20.36	0.9%	130	1.0%
Savannah, GA	1	99.2%	2,093	19.90	0.8%	106	0.8%
Los Angeles, CA	1	76.0%	1,751	19.70	0.7%	117	0.9%
Tucson, AZ	1	97.4%	1,458	16.81	0.6%	91	0.7%
Total	78	96.2%	$243,062	$20.94	100%	12,278	100%

Market	No. of Properties	Leased Occupancy	ABR	ABR PSF	ABR as % of Total	GLA	GLA as % of Total
Texas	24	96.7%	$85,490	$18.87	35.2%	4,766	38.9%
Florida	13	94.7%	50,235	22.29	20.7%	2,400	19.6%
North Carolina	13	96.7%	33,588	22.08	13.7%	1,599	13.0%
Georgia	11	98.2%	24,859	21.73	10.2%	1,182	9.6%
Virginia	3	94.6%	12,738	17.52	5.2%	774	6.3%
South Carolina	4	99.0%	10,334	27.41	4.3%	388	3.2%
Tennessee	2	98.2%	8,934	20.77	3.7%	486	3.9%
Arizona	5	98.2%	8,884	23.79	3.7%	385	3.1%
Maryland	2	93.0%	6,249	38.16	2.6%	181	1.5%
California	1	76.0%	1,751	19.70	0.7%	117	0.9%
	78	96.2%	$243,062	$20.94	100%	12,278	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	97.2%	98.6%	$74,158	$11.93	6,396
10,000 - 19,999 SF (a)	95.6%	95.6%	23,011	20.27	1,187
5,000 - 9,999 SF (b)	91.2%	94.8%	26,140	28.15	1,018
1 - 4,999 SF (b)	90.7%	92.8%	119,753	35.96	3,677
Total	94.6%	96.2%	$243,062	$20.94	12,278

Anchor Tenants (a)	96.9%	98.1%	$97,169	$13.22	7,583
Small Shop Tenants (b)	90.8%	93.2%	$145,893	$34.26	4,695
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shop Tenants.

11	Supplemental - Quarter Ended June 30, 2026

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	Credit Rating (a)	No. of Leases	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Fuel 1 / Harris Teeter 5	BBB	13	$8,079	3.3%	787	6.4%
2	Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	N/A	16	7,381	3.0%	629	5.1%
3	TJX Companies	Marshalls 9 / HomeGoods 5 / TJ Maxx 3 / Homesense 1	A	18	6,289	2.6%	505	4.1%
4	Amazon, Inc.	Whole Foods Market 8	AA	8	5,023	2.1%	320	2.6%
5	Albertsons	Tom Thumb 2 / Market Street 2 / Safeway 1 / Albertsons 1	BB+	6	4,400	1.8%	365	3.0%
6	H-E-B	H-E-B 4 / H-E-B Staff Office 1	N/A	5	4,385	1.8%	481	3.9%
7	Trader Joe's		N/A	8	3,197	1.3%	102	0.8%
8	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 3 / Going, Going, Gone! 1 / Golf Galaxy 1	BBB	5	3,156	1.3%	237	1.9%
9	Apollo Global Management, Inc.	Michaels 9	B-	9	2,973	1.2%	211	1.7%
10	Nordstrom Inc.	Nordstrom Rack 4 / Nordstrom 1	BB	5	2,718	1.1%	146	1.2%
11	Ross Dress For Less	Ross Dress for Less 6 / dd's Discounts 1	A-	7	2,717	1.1%	201	1.6%
12	BC Partners	PetSmart 7	B+	7	2,521	1.0%	145	1.2%
13	Wegmans		N/A	2	2,502	1.0%	242	2.0%
14	Best Buy		BBB+	4	2,420	1.0%	138	1.1%
15	Ulta Beauty Inc.		N/A	8	2,086	0.9%	82	0.7%
16	Petco Health and Wellness Company, Inc.		B	8	2,026	0.8%	106	0.9%
17	Kingswood Capital Management	World Market 7	N/A	7	1,853	0.8%	128	1.0%
18	EOS Fitness		N/A	3	1,770	0.7%	102	0.8%
19	Costco Wholesale		AA	2	1,735	0.7%	298	2.4%
20	Bank of America		A-	6	1,729	0.7%	34	0.3%
21	Burlington		BB+	4	1,724	0.7%	127	1.0%
22	The Gap, Inc.	Old Navy 6	BB+	6	1,569	0.6%	93	0.8%
23	Five Below, Inc.		N/A	8	1,537	0.6%	74	0.6%
24	Sprouts Farmers Market		N/A	3	1,517	0.6%	84	0.7%
25	DSW		N/A	5	1,506	0.6%	88	0.7%
	Totals			173	$76,813	31.3%	5,725	46.5%
(a) Reflects the most recently available S&P credit rating.

Tenant Merchandise Mix

Tenant Category	ABR	% of Total ABR
Grocery / Drug	$42,423	17.4%
Quick Service Restaurants	28,652	11.8%
Personal Health and Beauty Services	26,325	10.8%
Medical	23,597	9.7%
Full Service Restaurants	22,505	9.3%
Off Price	14,740	6.1%
Apparel / Accessories	14,509	6.0%
Fitness	10,902	4.5%
Banks	9,509	3.9%
Pets	9,429	3.9%
Hobby / Sports	9,108	3.7%
Other	6,900	2.8%
Office / Communications	6,079	2.5%
Home	5,794	2.4%
Other Essential Retail / Services	4,853	2.0%
Office (Non-Financial, Non-Medical)	3,346	1.4%
Entertainment	2,410	1.0%
Hardware / Auto	1,981	0.8%
Total	$243,062	100%

12	Supplemental - Quarter Ended June 30, 2026

Comparable and Non-Comparable Lease Statistics
GLA in thousands

The Company's portfolio had 780 thousand square feet expiring during the six months ended June 30, 2026, of which 686 thousand square feet was re-leased. This achieved a retention rate of approximately 88%. The following table summarizes the activity for leases that were executed during the six months ended June 30, 2026.

	No. of Leases Executed	GLA	New Contractual Rent ($PSF) (a)	Prior Contractual Rent ($PSF) (a)	% Change over Prior Lease Rent (a)	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

All Tenants
Comparable Renewal Leases (b)	105	600	$23.40	$21.52	8.7%	5.5	$0.08	—
Comparable New Leases (b)	12	25	38.61	32.40	19.2%	9.0	23.19	$17.69
Non-Comparable Renewal and New Leases	23	167	23.80	N/A	N/A	13.0	53.73	3.97
Total	140	792	$24.02	$21.96	9.4%	7.2	$12.13	$1.40

Anchor Tenants
Comparable Renewal Leases (b)	11	349	$15.30	$14.43	6.0%	5.7	—	—
Comparable New Leases (b)	—	—	—	—	—	—	—	—
Non-Comparable Renewal and New Leases	2	116	19.58	N/A	N/A	14.8	$65.07	—
Total	13	465	$15.30	$14.43	6.0%	8.0	$16.27	—

Small Shop Tenants
Comparable Renewal Leases (b)	94	251	$34.68	$31.39	10.5%	5.2	$0.19	—
Comparable New Leases (b)	12	25	38.61	32.40	19.2%	9.0	23.19	$17.69
Non-Comparable Renewal and New Leases	21	51	33.51	N/A	N/A	8.8	27.64	13.11
Total	127	327	$35.04	$31.48	11.3%	6.1	$6.23	$3.40

(a)Non-comparable leases are not included in totals.
(b)Comparable leases are leases that meet all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.

13	Supplemental - Quarter Ended June 30, 2026

Comparable and Non-Comparable Lease Statistics, continued
GLA in thousands

The following table summarizes the activity for leases that were executed during the trailing four quarters ended June 30, 2026.

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total Renewals and New Leases
Q2 2026	62	377	$22.89	$21.09	8.5%	5.7	$1.03	$0.81
Q1 2026	55	248	25.73	23.29	10.5%	5.6	1.00	0.58
Q4 2025	60	314	25.28	22.16	14.1%	5.7	3.01	1.32
Q3 2025	49	360	16.53	14.82	11.5%	5.5	1.05	0.65
Total	226	1,299	$22.25	$20.03	11.1%	5.6	$1.51	$0.84

Renewals
Q2 2026	56	361	$22.25	$20.63	7.9%	5.5	$0.09	—
Q1 2026	49	239	25.14	22.87	9.9%	5.5	0.06	—
Q4 2025	49	291	23.80	20.88	14.0%	5.4	0.44	—
Q3 2025	44	345	15.75	14.27	10.4%	5.3	0.02	—
Total	198	1,236	$21.36	$19.35	10.4%	5.4	$0.15	—

New Leases
Q2 2026	6	16	$37.16	$31.30	18.7%	9.6	$21.87	$18.76
Q1 2026	6	9	41.19	34.37	19.8%	7.9	25.54	15.79
Q4 2025	11	23	43.95	38.18	15.1%	9.9	35.28	17.85
Q3 2025	5	15	34.45	27.43	25.6%	10.5	24.80	15.59
Total	28	63	$39.57	$33.33	18.7%	9.7	$27.98	$17.25

Non-Comparable Leases
Q2 2026	14	87	$26.35			16.0	$53.53	$5.80
Q1 2026	9	80	21.02			9.8	53.94	1.98
Q4 2025	19	36	35.39			6.8	21.53	10.92
Q3 2025	7	49	23.88			17.7	67.30	3.60
Total	49	252	$25.48			13.0	$51.71	$4.90

14	Supplemental - Quarter Ended June 30, 2026

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases (a)	Percent of Total ABR	Expiring ABR PSF (a)

Anchor Tenants

2026	2	31	0.4%	$641	0.6%	$20.68
2027	28	853	11.5%	11,279	11.0%	13.22
2028	27	680	9.2%	10,161	9.9%	14.94
2029	32	964	13.1%	12,246	12.0%	12.70
2030	29	954	13.0%	11,933	11.7%	12.51
2031	20	700	9.5%	8,811	8.6%	12.59
2032	18	645	8.8%	8,947	8.7%	13.87
2033	9	260	3.5%	3,445	3.4%	13.25
2034	15	624	8.5%	8,666	8.5%	13.89
2035	8	366	5.0%	5,210	5.1%	14.23
Thereafter	31	1,257	17.1%	20,431	20.0%	16.25
Other (b)	2	28	0.4%	535	0.5%	19.11
Totals	221	7,362	100%	$102,305	100%	$13.90
Vacant space		221
Total		7,583

Small Shop Tenants

2026	64	139	3.3%	$4,649	2.9%	$33.39
2027	223	523	12.3%	17,781	11.0%	34.00
2028	246	606	14.2%	20,785	12.9%	34.30
2029	243	641	15.0%	23,246	14.4%	36.24
2030	210	517	12.1%	19,093	11.9%	36.95
2031	201	565	13.3%	20,603	12.8%	36.45
2032	112	320	7.5%	11,739	7.3%	36.66
2033	73	210	4.9%	8,840	5.5%	42.02
2034	92	256	6.0%	10,997	6.8%	43.02
2035	93	259	6.1%	11,879	7.4%	45.83
Thereafter	70	207	4.9%	10,733	6.7%	51.89
Other (b)	6	19	0.4%	588	0.4%	32.71
Totals	1,633	4,262	100%	$160,933	100%	$37.76
Vacant space		433
Total		4,695

Total

2026	66	170	1.5%	$5,290	2.0%	$31.12
2027	251	1,376	11.8%	29,060	11.0%	21.12
2028	273	1,286	11.1%	30,946	11.8%	24.06
2029	275	1,605	13.8%	35,492	13.5%	22.11
2030	239	1,471	12.7%	31,026	11.8%	21.09
2031	221	1,265	10.8%	29,414	11.1%	23.25
2032	130	965	8.3%	20,686	7.9%	21.44
2033	82	470	4.0%	12,285	4.7%	26.14
2034	107	880	7.6%	19,663	7.5%	22.34
2035	101	625	5.4%	17,089	6.5%	27.34
Thereafter	101	1,464	12.6%	31,164	11.8%	21.29
Other (b)	8	47	0.4%	1,123	0.4%	23.89
Totals	1,854	11,624	100%	$263,238	100%	$22.65
Vacant space		654
Total		12,278
(a)Expiring ABR and ABR PSF reflects ABR at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

15	Supplemental - Quarter Ended June 30, 2026

Acquisitions, Capital Investments, and Leasing Costs
Dollars and GLA in thousands

Acquisitions

Month	Property	Market	GLA	Acquisition Price	Leased Occ.	Major Anchors (a)

Feb-26	Marketplace at Hudson Station	Phoenix, AZ	60	$31,250	100%	Fry's Marketplace*, EOS Fitness
Feb-26	Nashville West	Nashville, TN	324	88,000	98.0%
Costco Wholesale*, Publix*, Target*, Best Buy, Books-A-Million, Boot Barn Western and Work Wear, Dick's Sporting Goods, Dollar Tree, DSW, Marshalls, Old Navy, PetSmart, Ross Dress for Less, The Tile Shop, World Market

Mar-26	The Centre on Hugh Howell - Outparcel (b)	Atlanta, GA	7	3,731	100%	N/A
May-26	3609 South	Charlotte, NC	29	16,600	100%	N/A
Jun-26	Sweetgrass Corner	Charleston, SC	95	50,995	100%	Trader Joe's, Golf Galaxy, Homesense
Jun-26	Western Plaza	Knoxville, TN	162	65,000	98.6%	The Fresh Market, Crunch Fitness, e|spaces
	Total		677	$255,576
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow-anchors are noted with an asterisk.
(b)The Company acquired a single-tenant outparcel adjacent to this retail property. The assets, liabilities, and operations of the outparcel acquired are combined for presentation purposes with the retail property already owned by the Company.

Capital Investments and Leasing Costs

	Three months ended June 30		Six months ended June 30
	2026	2025	2026	2025
Tenant improvements	$1,883	$1,370	$2,431	$2,257
Leasing costs	699	1,042	1,276	1,851
Property improvements	2,872	3,975	4,491	7,187
Capitalized indirect costs (a)	513	386	847	814
Total capital expenditures and leasing costs	5,967	6,773	9,045	12,109
Development and redevelopment direct costs	1,536	3,518	4,178	5,312
Development and redevelopment indirect costs (a)	420	440	787	683
Capital investments and leasing costs (b)	$7,923	$10,731	$14,010	$18,104

(a)Indirect costs include capitalized interest, real estate taxes, insurance, and payroll costs.
(b)As of June 30, 2026 and 2025, total accrued capital investments and leasing costs were $5,346 and $5,240, respectively.

16	Supplemental - Quarter Ended June 30, 2026

Development Pipeline
In thousands

Active Redevelopments			Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Property	Market	Project Description
Westpark Shopping Center	Richmond, VA	Development of an 8,400 square foot multi-tenant building.	1Q - 2027	$4,500	$1,700
The Parke	Austin - Round Rock, TX	Anchor space repositioning, including an 8,000 square foot expansion of the existing grocer and repositioning of small shop space.	3Q - 2027	9,700	3,300
Plantation Grove	Orlando - Kissimmee, FL	Demolition and rebuild of the existing grocer to accommodate a larger, 54,000 square foot prototype.	4Q - 2027	7,400	400

Total Redevelopment Costs				$21,600	$5,400	7-10%

(a) The Company's estimated timing of completion may be impacted by factors outside of management's control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property	Market	Project Description	Completion Quarter	Completed Costs
Bay Colony	Houston - Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.	2Q - 2026	$1,400
Sarasota Pavilion	Tampa - St. Petersburg, FL	Anchor space repositioning and remerchandising into new tenant spaces, including a 27,000 square foot anchor space and a 5,000 square foot small shop space.	1Q - 2026	5,900
Shops at Arbor Trails	Austin - Round Rock, TX	Redevelopment of a pre-existing single-tenant building to a multi-tenant building.	1Q - 2026	2,600
Buckhead Crossing	Atlanta, GA	Anchor space repositioning and remerchandising into new tenant spaces, including a 10,000 square foot anchor space and a 7,000 square foot small shop space.	1Q - 2026	4,200
Sandy Plains Centre	Atlanta, GA	Redevelopment and expansion to accommodate a 10,000 square foot swim school and additional small shop space.	3Q - 2025	2,800

Potential Developments and Redevelopments
Projects shown below are listed alphabetically, are in various stages of planning, and may or may not commence due to a number of factors.
Property	Market	Project Description
Bay Landing	Cape Coral - Fort Myers, FL	New development of building area adjacent to existing stores.
Buckhead Crossing	Atlanta, GA	New development, including addition of an outparcel building.
Carmel Village	Charlotte, NC	New development, including addition of an outparcel building.
Gateway Market Center	Tampa - St. Petersburg, FL	Extensive repositioning and reconfiguration of the center to right size anchor space, add freestanding buildings and improve vehicular access.
Kyle Marketplace	Austin - Round Rock, TX	New development, including addition of outparcel buildings.
Sarasota Pavilion	Tampa - St. Petersburg, FL	New development, including anchor repositioning and the addition of new outparcel building.
The Centre on Hugh Howell	Atlanta, GA	New development, including addition of outparcel building.
Twelve Oaks Shopping Center	Savannah, GA	Anchor repositioning and site improvements.

17	Supplemental - Quarter Ended June 30, 2026

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Escarpment Village	Austin-Round Rock	TX	C	170	100%	$24.08	Yes	H-E-B
2	Kyle Marketplace	Austin-Round Rock	TX	C	260	98.5%	$15.53	Yes	H-E-B
3	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$22.26	No	Walgreens
4	Scofield Crossing	Austin-Round Rock	TX	N	95	98.7%	$28.08	No	Crunch Fitness, Goodwill
5	Shops at Arbor Trails	Austin-Round Rock	TX	C	357	100%	$14.90	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
6	Shops at the Galleria	Austin-Round Rock	TX	P	537	94.8%	$15.20	Yes
Trader Joe's, Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market

7	The Parke	Austin-Round Rock	TX	P	409	98.8%	$17.03	Yes	Whole Foods Market, Cavender's Boot City, Dick's Sporting Goods, DSW, Five Below, La-Z-Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
8	University Oaks Shopping Center	Austin-Round Rock	TX	P	236	98.3%	$20.46	No	Burlington, Crunch Fitness, DSW, IKEA*, JC Penney*, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
9	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	95.5%	$16.21	Yes	Tom Thumb
10	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	100%	$25.43	Yes	Market Street, PetSmart, Phenix Salon Suites
11	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	236	99.4%	$21.59	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
12	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.59	Yes	Tom Thumb, Petco
13	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	95.6%	$22.23	Yes	Market Street
14	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$26.15	Yes	Whole Foods Market
15	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington	TX	P	175	89.0%	$19.60	Yes	Target*, Michaels, Nordstrom Rack, Skechers, World Market
16	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	92.4%	$15.14	Yes	Kroger
17	Bay Colony	Houston-Sugar Land-Baytown	TX	C	415	97.7%	$17.52	Yes	H-E-B, Kohl's, EOS Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
18	Blackhawk Town Center	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$14.38	Yes	H-E-B, Walgreens
19	Cyfair Town Center	Houston-Sugar Land-Baytown	TX	C	434	91.8%	$17.49	Yes	Kroger, Cinemark USA, Crunch Fitness, JC Penney
20	Eldridge Town Center	Houston-Sugar Land-Baytown	TX	C	144	95.4%	$17.68	Yes	Kroger, Kohl's*, Petco
21	Stables Town Center	Houston-Sugar Land-Baytown	TX	C	148	93.0%	$17.96	Yes	Kroger
22	Sonterra Village	San Antonio	TX	N	42	86.9%	$37.95	Yes	Trader Joe's
23	Stone Ridge Market	San Antonio	TX	C	219	99.0%	$26.90	Yes	H-E-B Plus*, Burlington, PetSmart
24	The Marketplace at Encino Park (d)	San Antonio	TX	N	92	91.4%	$28.89	Yes	Sprouts Farmers Market
	Total Texas				4,766	96.7%	$18.87

25	Bay Landing	Cape Coral - Fort Myers	FL	N	63	98.1%	$11.12	Yes	The Fresh Market, HomeGoods
26	Daniels Marketplace (d)	Cape Coral - Fort Myers	FL	C	131	100%	$32.12	Yes	Whole Foods Market
27	The Forum	Cape Coral - Fort Myers	FL	P	186	97.1%	$17.74	Yes	Target*, dd's Discounts, Home Depot*, Michaels, Petco, Ross Dress for Less, Sky Zone, Staples
28	PGA Plaza	Miami-Ft Lauderdale-Miami Beach	FL	N	121	100%	$38.14	Yes	Trader Joe's, Marshalls, Ulta
29	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	C	345	99.1%	$18.04	Yes	Costco Wholesale, Going, Going, Gone!, Marshalls
30	Westfork Plaza & Paraiso Parc	Miami-Ft Lauderdale-Miami Beach	FL	C	393	98.7%	$26.88	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Bistro, Ross Dress for Less, Skechers, TJ Maxx, Ulta
31	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	98.5%	$50.40	Yes	Trader Joe's

18	Supplemental - Quarter Ended June 30, 2026

Property Summary, by Total Market GLA, continued
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
32	Plantation Grove	Orlando - Kissimmee	FL	N	113	98.6%	$21.87	Yes	Publix
33	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	96.3%	$20.53	Yes	Publix, Planet Fitness
34	Suncrest Village	Orlando - Kissimmee	FL	N	97	96.8%	$22.71	Yes	Publix, Orange County Tax Collector
35	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	64.0%	$14.41	Yes	Publix, Target*, HomeGoods, PetSmart, TJ Maxx
36	Peachland Promenade	Tampa - St. Petersburg	FL	C	177	97.0%	$15.52	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
37	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	336	96.4%	$17.68	Yes	Publix, Bank of America, Bealls, Marshalls, Michaels, Nordstrom Rack, Old Navy, PetSmart, Ross Dress for Less, Truist Bank, World Market
	Total Florida				2,400	94.7%	$22.29

38	Asheville Market (d)	Asheville	NC	C	130	91.8%	$20.36	Yes	Whole Foods Market, DSW, Fifth Season Gardening, Guitar Center
39	3609 South (d)	Charlotte-Gastonia-Concord	NC	N	29	100%	$29.67	No	N/A
40	Carmel Village (d)	Charlotte-Gastonia-Concord	NC	N	54	93.3%	$28.57	No	N/A
41	Eastfield Village	Charlotte-Gastonia-Concord	NC	N	96	98.8%	$19.61	Yes	Food Lion, Gold's Gym
42	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$29.70	Yes	Whole Foods Market
43	Rea Farms (d)	Charlotte-Gastonia-Concord	NC	C	183	95.3%	$25.82	Yes	Harris Teeter
44	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	98.8%	$21.55	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Nordstrom Rack, Old Navy, Ulta, World Market
45	The Shoppes at Davis Lake	Charlotte-Gastonia-Concord	NC	N	91	97.4%	$19.26	Yes	Harris Teeter
46	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$16.25	Yes	Food Lion
47	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	95.8%	$17.70	Yes	Harris Teeter, CVS
48	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$17.64	Yes	Harris Teeter, CVS
49	Renaissance Center	Raleigh-Cary-Durham	NC	C	363	94.9%	$24.22	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
50	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$17.28	Yes	Harris Teeter
	Total North Carolina				1,599	96.7%	$22.08

51	Buckhead Crossing	Atlanta	GA	C	221	96.2%	$25.08	No	HomeGoods, Marshalls, Michaels, Ross Dress for Less, The Tile Shop, Ulta
52	Coweta Crossing	Atlanta	GA	N	68	100%	$11.56	Yes	Publix
53	Kennesaw Marketplace	Atlanta	GA	C	130	100%	$36.99	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
54	Moores Mill	Atlanta	GA	N	70	100%	$25.51	Yes	Publix
55	Plaza Midtown	Atlanta	GA	N	70	100%	$28.95	Yes	Publix
56	Rose Creek	Atlanta	GA	N	70	100%	$12.13	Yes	Publix
57	Sandy Plains Centre	Atlanta	GA	C	135	98.0%	$24.68	Yes	Kroger, Pet Supplies Plus, Walgreens*
58	The Centre on Hugh Howell	Atlanta	GA	N	90	96.7%	$15.57	No	Crunch Fitness
59	Thomas Crossroads	Atlanta	GA	N	105	97.5%	$10.54	Yes	Kroger
60	Windward Commons	Atlanta	GA	N	117	96.3%	$16.31	Yes	Kroger
61	Twelve Oaks Shopping Center (d)	Savannah	GA	N	106	99.2%	$19.90	Yes	Publix
	Total Georgia				1,182	98.2%	$21.73

19	Supplemental - Quarter Ended June 30, 2026

Property Summary, by Total Market GLA, continued
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)

62	Stonehenge Village	Richmond	VA	C	214	100%	$19.71	Yes	Wegmans, La-Z-Boy, Party City, Petco
63	West Broad Marketplace (d)	Richmond	VA	P	386	97.5%	$16.13	Yes	Wegmans, Burlington, Cabela's, Duluth Trading Company, Michaels, TJ Maxx
64	Westpark Shopping Center	Richmond	VA	C	174	81.3%	$17.94	Yes	Publix, Planet Fitness, The Tile Shop
	Total Virginia				774	94.6%	$17.52

65	Nashville West (d)	Nashville	TN	P	324	98.0%	$18.90	Yes
Costco Wholesale*, Publix*, Target*, Best Buy, Books-A-Million, Boot Barn Western and Work Wear, Dick's Sporting Goods, Dollar Tree, DSW, Marshalls, Old Navy, PetSmart, Ross Dress for Less, The Tile Shop, World Market

66	Western Plaza (d)	Knoxville	TN	C	162	98.6%	$26.02	Yes	The Fresh Market, Crunch Fitness, e|spaces
	Total Tennessee				486	98.2%	$20.77

67	Market at Mill Creek	Charleston-Berkeley-Dorchester	SC	N	80	100%	$24.65	Yes	Lowes Foods
68	Nexton Square	Charleston-Berkeley-Dorchester	SC	L	134	97.0%	$28.19	No	N/A
69	Sweetgrass Corner (d)	Charleston-Berkeley-Dorchester	SC	C	95	100%	$26.68	Yes	Trader Joe's, Golf Galaxy, Homesense
70	West Ashley Station (d)	Charleston-Berkeley-Dorchester	SC	N	79	100%	$29.78	Yes	Whole Foods Market
	Total South Carolina				388	99.0%	$27.41

71	Marketplace at Hudson Station (d)	Phoenix	AZ	N	60	100%	$34.93	Yes	Fry's Marketplace*, EOS Fitness
72	Mesa Shores (d)	Phoenix	AZ	N	111	97.5%	$20.22	Yes	Sprouts Farmers Market, Trader Joe's, EOS Fitness
73	Scottsdale North Marketplace	Phoenix	AZ	N	66	100%	$24.43	Yes	AJ's Fine Foods
74	The Plant	Phoenix	AZ	N	57	96.9%	$28.92	Yes	Sprouts Farmers Market
75	Plaza Escondida (d)	Tucson	AZ	N	91	97.4%	$16.81	Yes	Trader Joe's, Marshalls
	Total Arizona				385	98.2%	$23.79

76	The Shops at Town Center	Washington D.C	MD	N	125	97.0%	$32.79	Yes	Safeway
77	Travilah Square Shopping Center	Washington D.C	MD	N	56	84.1%	$51.38	Yes	Trader Joe's
	Total Maryland				181	93.0%	$38.16

78	Garden Village	Los Angeles	CA	N	117	76.0%	$19.70	Yes	Albertsons
	Total California				117	76.0%	$19.70

	Grand Totals				12,278	96.2%	$20.94
(a)N = Neighborhood Center, P = Power Center, C = Community Center, L = Lifestyle Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco Wholesale).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow-anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the three and six months ended June 30, 2026.

20	Supplemental - Quarter Ended June 30, 2026

Components of Net Asset Value (NAV) as of June 30, 2026
In thousands, except share information

		Page No.
NOI Excluding Lease Termination Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter
NOI, excluding ground rent income	$51,689	5
Ground rent income	5,855	5
NOI	57,544	6

Annualized NOI, excluding ground rent income	$206,756
Annualized ground rent income	23,420

Projected remaining development
Net project costs	$16,200	17
Estimated range for incremental yield	7-10%	17

Assets
Cash, cash equivalents, and restricted cash	$74,904	2
Base rent, recoveries, and other receivables	9,605	4
Undeveloped land	—
Land held for development	—

Liabilities
Debt	$1,103,406	9
Discounts and financing costs, net	(8,610)	8
Accounts payable and accrued expenses	46,581	2
Distributions payable	19,492	2
Other liabilities	32,129	2

Common Shares Outstanding	77,966,461	1

21	Supplemental - Quarter Ended June 30, 2026

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage as of the end of the period.
Adjusted EBITDA
Adjusted EBITDA is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Adjusted EBITDA provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within EBITDA, certain gains or losses remaining within EBITDA, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company's ongoing operating performance.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the last month of the period multiplied by twelve. Base rent is inclusive of ground rent and any abatement concessions and exclusive of Specialty Lease rent.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, excluding interest expense, net, income tax expense (or benefit), and depreciation and amortization.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of amortization of market-lease intangibles, amortization of lease incentives, and straight-line rent adjustments.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
Lifestyle Center	Lifestyle Centers consist of upscale national-chain specialty stores with dining and entertainment in an outdoor setting.
Nareit Funds From Operations (Nareit FFO) and Core FFO
The Company's non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s ongoing operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt	Net Debt is outstanding debt, net, less cash and cash equivalents.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is net debt divided by Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shop Tenants.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.

22	Supplemental - Quarter Ended June 30, 2026

InvenTrust Properties Corp.

CORPORATE OFFICE
3025 Highland Pkwy | Ste 350
Downers Grove, IL 60515

630.570.0700
InvestorRelations@InvenTrustProperties.com